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                                                                   EXHIBIT 10.15

                             1996 STOCK OPTION PLAN



                                       OF



                                    C3, INC.

                          (AS AMENDED OCTOBER 27, 1997)



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                             1996 STOCK OPTION PLAN
                                       OF
                                    C3, INC.
                          (AS AMENDED OCTOBER 27, 1997)


1. PURPOSE

         This plan (the "plan") is intended to encourage and enable selected key employees, directors and independent contractors in the service of C3, Inc. (the "Corporation") to acquire or to increase their holdings of common stock of the Corporation (the "shares") in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of incentive stock options ("incentive options") and nonqualified stock options ("nonqualified options"). Incentive options and nonqualified options shall be referred to herein collectively as "options." To the extent that any option is designated as an incentive stock option and such option does not qualify as an incentive stock option, it shall constitute a nonqualified stock option.

2. ADMINISTRATION OF THE PLAN

                  (a) The plan shall be administered by the Board of Directors of the Corporation (the "Board"). Notwithstanding the foregoing, the Board, in its sole discretion, may delegate all of any part of its authority to administer the plan to a committee of the board which shall be comprised of no fewer than the minimum number of "non-employee directors," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as may be required by Rule 16b-3. In the event of such delegation, references to the "Board" include references to such committee.

                  (b) Any action of the Board may be taken by a written instrument signed by all of the members of the Board and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the plan, the Board shall have full and final authority, in its discretion, to take any action with respect to the plan including, without limitation, the following: (i) to determine the individuals to receive options, the nature of each option as an incentive option or nonqualified option, the times when options shall be granted, the number of shares to be subject to each option, the option price (determined in accordance with Paragraph 6), the option period, the time or times when each option shall be exercisable and the other terms, conditions, restrictions and limitations of an option;
         (ii) to prescribe the form or forms of the agreements evidencing any options granted under the plan; (iii) to establish, amend and rescind rules and regulations for the administration of the plan; and (iv) to construe and interpret the plan, the rules and regulations, and the agreements evidencing options granted under the plan, and to make all other determinations deemed necessary or advisable for administering the plan. In addition, the Board shall have authority, in its sole discretion, to accelerate the date that any option which was not otherwise exercisable shall become exercisable in whole or in part, without any obligation to accelerate such date with respect to any other options granted to any recipient.




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3. EFFECTIVE DATE

         The effective date of the plan shall be June 1, 1996. The Plan was amended and restated October 27, 1997. Options may be granted under the plan on and after the effective date, but not after May 31, 2006.

4. SHARES OF STOCK SUBJECT TO THE PLAN

         Both incentive options and nonqualified options, as designated by the Board, may be granted under the plan. As amended, the number of shares of stock that may be issued and sold pursuant to options shall not exceed in the aggregate 777,450 shares of authorized but unissued shares of the Corporation. The Corporation hereby reserves sufficient authorized shares to provide for the exercise of options granted hereunder. Any shares subject to an option which, for any reason, expires or is terminated unexercised as to such shares may again be subject to an option granted under the plan.

5. ELIGIBILITY

         An option may be granted only to an individual who satisfies the following eligibility requirements on the date the option is granted:

                  (a) The individual is either (i) a key employee of the Corporation or a related corporation, (ii) a member of the Board, or
         (iii) an independent contractor providing services to the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied. Also, for this purpose, a "key employee" is an employee of the Corporation or a related corporation whom the Board determines is in a position to affect materially the profits of the Corporation or a related corporation by reason of the nature and extent of such employee's duties, responsibilities, personal capabilities, performance and potential.

                  (b) With respect to the grant of an incentive option, the individual as an employee does not own, immediately before the time that the incentive option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation; provided, that an individual owning more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation may be granted an incentive option if the price at which such option may be exercised is greater than or equal to 110 percent (110%) of the fair market value of the shares on the date the option is granted and the period of the option does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under
         Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code").



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                  (c) The individual, being otherwise eligible under this
         Paragraph 5, is selected by the Board as an individual to whom an option shall be granted (an "optionee").

6. OPTION PRICE

         The price per share at which an option may be exercised (the "option price") shall be established by the Board at the time the option is granted and shall be set forth in the terms of the agreement evidencing the grant of the option; provided that, in the case of an incentive option, the option price shall be equal to or greater than the fair market value per share of the shares on the date the option is granted. For this purpose, the following rules shall apply:

                  (a) An option shall be considered to be granted on the date that the Board acts to grant the option, or on any later date specified by the Board as the effective date of the option.

                  (b) The fair market value of the shares shall be determined in good faith by the Board in accordance with the applicable provisions of
         Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations; provided, that if the shares are listed for trading on the New York Stock Exchange or American Stock Exchange or included in the NASDAQ National Market System, fair market value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) or as reported in the NASDAQ National Market System on the date immediately preceding the date the option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the option is granted for which closing price information is available; and, provided further, if the shares are quoted on the NASDAQ System but are not included in the NASDAQ National Market System, the fair market value shall be the mean between the high bid and low asked quotations in the NASDAQ System on the date immediately preceding the date the option is granted for which such information is available.

                  (c) In no event shall there first become exercisable by an optionee in any one calendar year incentive stock options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000.

7. OPTION PERIOD AND LIMITATIONS ON THE RIGHT TO EXERCISE OPTIONS

                  (a) The period during which an option may be exercised (the "option period") shall be determined by the Board when the option is granted and shall not extend more than ten years from the date on which the option is granted. An option shall be exercisable on such date or dates, during such period, for such number of shares, and subject to such conditions as shall be determined by the Board and set forth in the agreement evidencing such option, subject to the rights granted herein to the Board to accelerate the time when options may be exercised. Any option or portion thereof not exercised before the expiration of the option period shall terminate.




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                  (b) An option may be exercised by giving written notice of at least ten days to the Secretary of the Corporation at the Corporation's principal office. Such notice shall specify the number of shares to be purchased pursuant to an option and the aggregate purchase price to be paid therefor, and shall be accompanied by payment of such purchase price. Such payment shall be in the form of (i) cash, (ii) certified check, (iii) shares of common stock owned by the optionee at the time of exercise, (iv) shares of common stock withheld upon exercise, (v) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price, or (vi) a combination of the foregoing methods, as elected by the optionee. Shares tendered or withheld in payment upon the exercise of an option shall be valued at their fair market value on the date of exercise, as determined by the Board by applying the provisions of Paragraph 6(b).

                  (c) No option granted to an optionee who was an employee at the time of grant shall be exercised unless the optionee is, at the time of exercise, an employee as described in Paragraph 5(a), and has been an employee continuously since the date the option was granted, subject to the following:

                           (i) An option shall not be affected by any change in
                  the terms, conditions or status of the optionee's employment, provided that the optionee continues to be an employee of the Corporation or a related corporation.

                           (ii) The employment relationship of an optionee shall
                  be treated as continuing intact for any period that the optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an optionee shall also be treated as continuing intact while the optionee is not in active service because of disability. For purposes of this Paragraph 7(c)(ii), "disability" shall mean the inability of the optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Board shall determine whether an optionee is disabled within the meaning of this paragraph.

                           (iii) If the employment of an optionee is terminated
                  because of disability within the meaning of subparagraph (ii), or if the optionee dies while he is an employee or dies after the termination of his employment because of disability, the option may be exercised only to the extent exercisable on the date of the optionee's termination of employment or death while employed (the "termination date"), except that the Board may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the termination date. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A)



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                  the close of the period of twelve months next succeeding the termination date; or (B) the close of the option period. In the event of the optionee's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

                           (iv) If the employment of the optionee is terminated
                  for any reason other than disability (as defined in subparagraph (ii)) or death, his option may be exercised to the extent exercisable on the date of such termination of employment, except that the Board may in its discretion accelerate the date for exercising all or any part of the option which was not otherwise exercisable on the date of such termination of employment. The option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) the close of the period of 90 days next succeeding the termination date; or (B) the close of the option period. If the optionee dies following such termination of employment and prior to the earlier of the dates specified in (A) or (B) of this subparagraph (iv), the optionee shall be treated as having died while employed under subparagraph (iii) immediately preceding (treating for this purpose the optionee's date of termination of employment as the termination date). In the event of the optionee's death, such option shall be exercisable by such person or persons as shall have acquired the right to exercise the option by will or by the laws of intestate succession.

                  (d) Unless the individual option agreement with an optionee provides otherwise, no option granted to a non-employee member of the Board (a "director") or an independent contractor shall be exercised unless the individual either (i) is, at the time of exercise, a director or independent contractor (as applicable) and has been in service continuously since the date the option was granted, or (ii) was, within ninety days prior to the time of exercise, a director or independent contractor (as applicable) and, prior to such termination from service, had been a director or independent contractor continuously since the date the option was granted; provided, that if the individual's service as a director or independent contractor is terminated because of death, the option shall be exercisable by such person or persons who shall have acquired the right to exercise the option by will or the laws of intestate succession, and such option shall be exercisable at any time prior to the earlier of: (A) the close of the period ending twelve months after the death of the director, or
         (B) the close of the option period.

                  (e) An optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an option unless and until certificates for such shares are issued to him or them under the plan.

                  (f) Nothing in the plan shall confer upon the optionee any right to continue in the employment or service of the Corporation or a related corporation, or to interfere in any way with the right of the Corporation or a related corporation to terminate the optionee's employment or service at any time.




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8. NONTRANSFERABILITY OF OPTIONS AND SHARES

         Except to the extent, if any, as may be permitted by the Code or other applicable law, an option shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession, and an option shall be exercisable during the optionee's lifetime only by him.

9. DILUTION OR OTHER ADJUSTMENTS

         If there is any change in the outstanding shares of common stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split to holders of shares that is distributable in shares, or other change in the capital stock structure of the Corporation, the Board shall make such adjustments to options, to the number of shares reserved for issuance under the plan, and to any provisions of this plan or an agreement as the Board deems equitable to prevent dilution or enlargement of options or otherwise advisable to reflect such change.

10. WITHHOLDING

         The Corporation shall require a recipient of shares of common stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such award, by electing (the "Election") to have the Corporation withhold shares of common stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value (determined in accordance with Paragraph 6(b)) as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Board prior to the Tax Date.

11. CERTAIN DEFINITIONS

         For purposes of the plan, the following terms shall have the meaning indicated:

                  (a) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

                  (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time that the option is granted, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

                  (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time



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         that the option is granted, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

                  (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

                  (e) In general, terms used in the plan shall, where appropriate, be given the meaning ascribed to them under the provisions of the Code applicable to incentive stock options.

12. STOCK OPTION AGREEMENT

         The grant of any option under the plan shall be evidenced by the execution of an agreement (the "Agreement") between the Corporation and the optionee. Such Agreement shall set forth the date of grant of the option, the option price, the option period, the designation of the option as an incentive option or nonqualified option, and the time or times when and the conditions upon the happening of which the option shall become exercisable. Such Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject and such other terms and conditions as the Board shall determine which are consistent with the provisions of the plan and applicable law and regulations.

13. RESTRICTIONS ON SHARES

         The Corporation may impose such restrictions on any shares acquired upon exercise of options granted under the plan as it may deem advisable, including, without limitation, restrictions pursuant to any agreements between the Corporation and the optionee and restrictions necessary to ensure compliance with the Securities Act of 1933, as amended, and any blue sky or securities laws applicable to such shares. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

14. AMENDMENT OR TERMINATION

         The plan may be amended or terminated by action of the Board; provided, that:

                  (a) Any amendment that would (i) materially increase the aggregate number of shares which may be issued under the plan (subject to Paragraph 9 herein) or (ii) materially change the requirements for eligibility to receive options under the plan shall be made only with the approval of the shareholders of the Corporation.

                  (b) No option shall be adversely affected by a subsequent amendment or termination of the plan.



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                  (c) No option shall be amended (i) without the consent of the optionee, and (ii) if the option is an incentive option, without the opinion of legal counsel to the Corporation that such amendment will not constitute a "modification" within the meaning of Section 424 of the Code if the Board determines such an opinion is necessary.

15. SHAREHOLDER APPROVAL

         The plan shall be submitted to the shareholders of the Corporation for approval by a majority of the shares of common stock of the Corporation that are entitled to vote thereon, which approval must occur, if at all, within twelve months following the effective date of the plan. All options granted prior to shareholder approval of the plan shall be conditional upon such approval, and no option shall be exercisable prior to such approval.

16. APPLICABLE LAW

         Except as otherwise provided herein, the plan shall be construed and enforced according to the laws of the State of North Carolina.

         IN WITNESS WHEREOF, this 1996 Stock Option Plan of C3, Inc., as amended, has been executed in behalf of the Corporation as of the 27th day of October, 1997.

                                      C3, INC.


                                      By  /s/ Jeff N. Hunter
                                          ---------------------------
                                              Jeff N. Hunter
                                              President



Attest:

/s/ Mark W. Hahn
--------------------------------
    Mark W. Hahn
    Secretary


[Corporate Seal]



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                           1996 STOCK OPTION AGREEMENT
                                       OF
                                    C3, INC.



         THIS AGREEMENT, made the ______ day of ____________, 19__, between C3, INC., a North Carolina corporation (the "Corporation"), and
__________________________ (the "Optionee");

                                R E C I T A L S :

         In furtherance of the purposes of the 1996 Stock Option Plan of C3, Inc., as amended (the "plan"), the Corporation and the Optionee hereby agree as follows:

         1. The rights and duties of the Corporation and the Optionee under this Agreement shall in all respects be subject to and governed by the provisions of the plan, a copy of which is attached to this Agreement and the terms of which are incorporated herein by reference.

         2. The Corporation hereby grants to the Optionee pursuant to the plan, as a matter of separate inducement and agreement in connection with his employment with or service to the Corporation or related corporation, and not in lieu of any salary or other compensation for his services, the right and option (the "option") to purchase all or any part of an aggregate of _______________ (_________) shares (the "shares") of the common stock of the Corporation, at the purchase price of _____________________________ Dollars ($__________) per share.
The option to purchase ________________ (________) of the shares shall be designated as an incentive option. The option to purchase ______________________ (_______) of the shares shall be designated as a nonqualified option. To the extent that any option is designated as an incentive option and such option does not qualify as an incentive option, it shall be treated as a nonqualified option. Except as otherwise provided in the plan, the option will expire if not exercised in full before ______________, ______.

         3. The option shall become exercisable on the date or dates set forth on Schedule A attached hereto. To the extent that an option which is exercisable is not exercised, such option shall accumulate and be exercisable by the Optionee in whole or in part at any time prior to expiration of the option. Upon the exercise of an option in whole or in part, the Optionee shall pay the option price to the Corporation in accordance with the provisions of Paragraph 7 of the plan, and the Corporation shall as soon thereafter as practicable deliver to the Optionee a certificate or certificates for the shares purchased.

         4. Nothing contained in this Agreement or the plan shall require the Corporation or a related corporation to continue the employment or service of the Optionee for any particular period of time, nor shall it require the Optionee to remain in the employment of or in service to the Corporation or such related corporation for any particular period of time. Except as otherwise expressly provided in the plan, all rights of the Optionee under the plan with respect to the unexercised portion of his option shall terminate upon termination of the employment or service of the Optionee with the Corporation or a related corporation.

         5. This option shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate distribution, and this option shall be exercisable during the Optionee's lifetime only by the Optionee.




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         6. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns. This paragraph shall not be construed to authorize any transfer in violation of Paragraph 5.

         7. This Agreement may be modified or amended only by the written agreement of the parties hereto.

         8. This Agreement shall be construed and enforced according to the laws of the State of North Carolina.

         IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Optionee on the day and year first above written.


                                       C3, INC.


                                       By:
                                            ----------------------------
                                                ----------
                                                President

Attest:


--------------------------------
        -------------
        Secretary


[Corporate Seal]



                                                 OPTIONEE

                                                 ________________________(SEAL)




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                           1996 STOCK OPTION AGREEMENT
                                       OF
                                    C3, INC.


                                   SCHEDULE A





Date option granted: __________________, 19__
Date option expires: __________________, 19__
Number of shares subject to option: _______ shares
Option price (per share): $________



Date Installment             Number of Shares                 Incentive or
First Exercisable             in Installment              Nonqualified Option
-----------------             --------------              -------------------